Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Jennifer S. Sim, Matthew H. Puckett, and Bracken Darrell, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended March 30, 2024, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 14th day of May, 2024.

V.F. CORPORATION
ATTEST:

/s/ Jennifer S. Sim	By:	/s/ Richard T. Carucci
Jennifer S. Sim		Richard T. Carucci
Secretary		Chair of the Board of Directors

Principal Executive Officer:		Principal Financial Officer:

/s/ Bracken Darrell		/s/ Matthew H. Puckett
Bracken Darrell		Matthew H. Puckett
President, Chief Executive Officer and Director		Executive Vice President and Chief Financial Officer

/s/ Caroline T. Brown		/s/ Laura W. Lang
Caroline T. Brown, Director		Laura W. Lang, Director

/s/ Alexander K. Cho		/s/ W. Rodney McMullen
Alexander K. Cho, Director		W. Rodney McMullen, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Benno Dorer		/s/ Carol L. Roberts
Benno Dorer, Director		Carol L. Roberts, Director

/s/ Trevor A. Edwards		/s/ Matthew J. Shattock
Trevor A. Edwards, Director		Matthew J. Shattock, Director

/s/ Mark S. Hoplamazian
Mark S. Hoplamazian, Director